Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 22, 2018 in the Registration Statement (Form S-1) and related Prospectus of Forty Seven, Inc. dated June 1, 2018.

/s/ Ernst & Young LLP

San Jose, California

May 30, 2018